FOR IMMEDIATE RELEASE

CONTACTS:	James Winschel, Senior Vice-President and Chief Financial Officer Jill Baker, Vice President of Investor Relations (781) 434-4310
PAREXEL INTERNATIONAL INTENDS TO ADD
A THIRD AUDIT COMMITTEE MEMBER BY NEXT ANNUAL MEETING
Boston, MA, May 5, 2006— PAREXEL International Corporation (Nasdaq: PRXL) today announced that it had received a notification, dated May 1, 2006, from The NASDAQ Stock Market, Inc. indicating that the Company is not in compliance with the audit committee composition requirement for continued listing set forth in NASD Marketplace Rule 4350(d)(2)(A), which requires that the Company must have an audit committee of at least three members, comprised solely of independent directors. As a result of the recently announced resignation of William U. Parfet on May 1, 2006 from the Company’s Board of Directors, the audit committee currently is comprised of two independent directors. NASD Marketplace Rule 4350(d)(4) allows the Company to regain compliance by the earlier of its next annual shareholders meeting or May 1, 2007. PAREXEL plans to add a qualified, independent director to its audit committee no later than December 2006, the anticipated date of its next annual shareholders meeting.
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About PAREXEL
PAREXEL is one of the largest biopharmaceutical outsourcing organizations in the world, providing a broad range of knowledge-based contract research, medical marketing and consulting services to the worldwide pharmaceutical, biotechnology and medical device industries. With a commitment to providing solutions that expedite time-to-market and peak market penetration, PAREXEL has developed significant expertise in clinical trials management, data management, biostatistical analysis, medical marketing, clinical pharmacology, regulatory and medical consulting, industry training and publishing and other drug development consulting services. Its information technology subsidiary, Perceptive Informatics, Inc., develops and offers a portfolio of innovative technology-based products and services that facilitate clinical drug development and are designed to decrease time to peak sales. The technology portfolio includes web-based portal solutions and tracking tools, Interactive Voice Response Systems (IVRS), Clinical Trial Management Systems (CTMS), electronic diary and investigator database solutions. Perceptive also offers advanced medical diagnostics services to assess rapidly and objectively the safety and efficacy of new drugs, biologics, and medical devices in clinical trials. PAREXEL’s integrated services, therapeutic area depth and sophisticated information technology, along with its experience in global drug development and product launch services, represent key competitive strengths. Headquartered near Boston, MA, PAREXEL operates in 52 locations throughout 39 countries around the world, and has 5,445 employees.

This release contains “forward-looking” statements regarding future results and events. For this purpose, any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “appears,” “estimates,” “projects,” “targets” and similar expressions are also intended to identify forward-looking statements. The forward-looking statements in this release involve a number of risks and uncertainties. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements contained in this release. Important factors that might cause such a difference include, but are not limited to, risks associated with: actual operating performance; actual expense savings and other operating improvements resulting from recent restructurings; the loss, modification, or delay of contracts which would, among other things, adversely impact the Company’s recognition of revenue included in backlog; the amendment or interpretation of Financial Accounting Standards Board Statement No. 123 (revised 2004), Share-Based Payment (“Statement 123R”), which could change the Company’s current assessment of the effects of the adoption of Statement 123R on the acceleration of equity grants, the assumptions inherent in equity pricing models under Statement 123R and the final results of the closing of the Company’s books for future financial periods; the Company’s dependence on certain industries and clients; the Company’s ability to win new business, manage growth and costs, and attract and retain employees; the Company’s ability to complete additional acquisitions and to integrate newly acquired businesses or enter into new lines of business; the impact on the Company’s business of government regulation of the drug, medical device and biotechnology industry; consolidation within the pharmaceutical industry and competition within the biopharmaceutical services industry; the potential for significant liability to clients and third parties; the potential adverse impact of health care reform; and the effects of exchange rate fluctuations and other international economic, political, and other risks. Such factors and others are discussed more fully in the section entitled “Risk Factors” of the Company’s Quarterly Report on Form 10-Q for the period ended December 31, 2006 as filed with the SEC on February 9, 2006, which “Risk Factors” discussion is incorporated by reference in this press release. The forward-looking statements included in this press release represent the Company’s estimates as of the date of this release. The Company specifically disclaims any obligation to update these forward-looking statements in the future. These forward-looking statements should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this press release.
PAREXEL is a registered trademark of PAREXEL International Corporation, and Perceptive Informatics is a trademark of Perceptive Informatics, Inc. All other names or marks may be registered trademarks or trademarks of their respective business and are hereby acknowledged.